Exhibit 10.13

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of             ,          (this “Agreement”), is made by and between Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), Quintiles Transnational Corp., a North Carolina corporation and wholly owned subsidiary of the Company (“Quintiles Transnational,” together with the Company the “Quintiles Companies” and each a “Quintiles Company”), and                  (“Indemnitee”).

RECITALS

WHEREAS, the Company and Indemnitee are each aware of the exposure to litigation of members of the Board of Directors of the Company (the “Board”) when exercising their duties to the Company;

WHEREAS, the Company desires to benefit from the services of highly qualified, experienced and otherwise competent persons such as Indemnitee;

WHEREAS, Article IV of the Company’s Amended and Restated Bylaws (the “Bylaws”) provides for indemnification of directors and permits the Company to enter into an agreement with any of its directors providing for indemnification against liability and advancement of expenses;

WHEREAS, Indemnitee is a director of the Company and, at the Company’s request, Quintiles Transnational, and his or her willingness to serve in such capacities is predicated, in substantial part, upon the Quintiles Companies’ willingness to enter into this Agreement; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service or continued service as a director of each Quintiles Company and to enhance Indemnitee’s ability to serve the Quintiles Companies in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) or Bylaws or the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Quintiles Transnational, any change in the composition of the Board or any change-in-control or business combination transaction relating to the Company), the Quintiles Companies wish to provide in this Agreement for indemnification against Indemnifiable Losses and the advancement of Expenses (each as defined below) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under D&O Insurance (as defined below) maintained by the Company and/or Quintiles Transnational.

AGREEMENT

Now, therefore, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Change in Control”:

(i) Prior to the Trigger Date, a “Change in Control” shall be deemed to have occurred in either of the following circumstances occurring after the date hereof:

(A) a Sale of the Company; or

(B) a majority of the directors are not Incumbent Directors.

(ii) beginning on the Trigger Date, a “Change in Control” shall be deemed to have occurred in any of the following circumstances:

(A) any Person is or becomes the Beneficial Owner of securities of the Company representing 20% or more of the Voting Stock without the prior approval of at least a majority of the Incumbent Directors; provided that a “Change in Control” will not be deemed to have occurred if (1) a Person acquires Beneficial Ownership of 20% or more of the Voting Stock as a result of a reduction in the number of shares of the Company’s Voting Stock or (2) a Shareholder Group that was the Beneficial Owner of securities of the Company representing 20% or more of the Voting Stock on the Trigger Date continues to be the Beneficial Owner of securities of the Company representing 20% or more of the Voting Stock, in each case, unless and until such Person or Shareholder Group thereafter becomes the Beneficial Owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally;

(B) a sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) is consummated, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were Incumbent Directors at the time of execution of the initial agreement providing for such transaction, (2) no Person (other than a Shareholder Group that was the Beneficial Owner of securities of the Company representing 20% or more of the Voting Stock immediately prior to such sale) is the Beneficial Owner of 20% or more of the then-outstanding Voting Stock, and (3) more than 50% of the then-outstanding Voting Stock is Beneficially Owned by all or substantially all of the individuals and entities who were the Beneficial Owners of the Voting Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;

(C) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or

(D) a majority of the directors are not Incumbent Directors.

(b) “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” mean having, or a Person who has, direct or indirect ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(c) “Claim” means, except as stated below, any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process.

(d) “D&O Insurance” means an insurance policy or policies providing directors’ and officers’ liability insurance, whether on a primary or excess basis; provided, however, that “D&O Insurance” does not include any insurance policy providing insurance coverage to any Sponsor Shareholder.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” means, to the extent actually and reasonably incurred by or on behalf of Indemnitee, attorneys’ and experts’ fees and expenses and all other costs and expenses in connection with investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to investigate, defend, be a witness in or otherwise participate in (including on appeal), any Indemnifiable Claim or Standard of Conduct Determination (as defined in Section 5(b)).

(g) “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders or appointment was approved by the then Incumbent Directors in accordance with the

Bylaws or who was elected or appointed to the Board in accordance with Article III of the Shareholders Agreement; provided, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(h) “Indemnifiable Claim” means any Claim in which Indemnitee is or is threatened to be involved as a party, witness or otherwise by reason of the fact that he or she is or was a director of the applicable Quintiles Company, or is or was serving at the request of such Quintiles Company as a director, officer, partner, member, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or as a trustee or administrator under any employee benefit plan of such Quintiles Company or any wholly owned subsidiary thereof, or by reason of any action alleged to have been taken or omitted in such capacity, including a Claim to enforce any provision of this Agreement.

(i) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) a Quintiles Company or any subsidiary thereof or Indemnitee in any matter material to either such party, or (ii) any other named (or as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, Quintiles Transnational or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Losses” means, to the extent actually and reasonably incurred by or on behalf of Indemnitee and except as provided below, any and all Expenses, damages, losses, liabilities, fines, penalties, judgments and amounts paid in settlement.

(l) “Person” means any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Quintiles Companies or any employee benefit plan sponsored by a Quintiles Company.

(m) “Sale of the Company” shall have the meaning set forth in the Shareholders Agreement.

(n) “Shareholder” and “Shareholder Group” shall have the meaning set forth in the Shareholders Agreement.

(o) “Shareholders Agreement” means the Shareholders Agreement dated January 22, 2008, by and among the Company (as assignee of Quintiles Transnational) and the shareholders named therein, as such agreement may be amended, modified, supplemented, restated or replaced.

(p) “Sponsor Shareholder” means any current or former Shareholder, any Affiliate (as defined in the Shareholders Agreement) of such Shareholder (other than the Quintiles Companies and their subsidiaries), and/or any other investment entity or related management company that is advised by the same investment adviser as any of the foregoing entities or by an Affiliate (as defined in the Shareholders Agreement) of such investment adviser.

(q) “Trigger Date” shall have the meaning set forth in the Articles.

(r) “Voting Stock” means securities of the Company entitled to vote generally in the election of directors (or similar governing bodies).

2. Indemnification Obligation. Subject to Section 5, the applicable Quintiles Company shall indemnify Indemnitee against all Indemnifiable Losses to the fullest extent permitted or required by the laws of the State of North Carolina as in effect from time to time. Notwithstanding the foregoing, no indemnification, reimbursement or payment shall be required of the applicable Quintiles Company hereunder:

(a) with respect to any Claim or any part thereof arising out of acts or omissions for which applicable law prohibits indemnification;

(b) with respect to any Claim or part thereof or Losses where a determination has been made pursuant to Section 5(b) that the Indemnitee’s activities in question were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the applicable Quintiles Company or Indemnitee otherwise failed to satisfy the applicable standard of conduct for indemnification under North Carolina law;

(c) with respect to any Claim or part thereof or Losses arising under Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory or common law, pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment; provided, however, that the Company shall, in accordance with Section 3, advance Expenses in connection with Indemnitee’s defense of any such Claim, which advances shall be repaid to the Company unless it is ultimately determined that Indemnitee is entitled to indemnification;

(d) with respect to any Claim initiated by Indemnitee without the prior written consent or authorization of the Board of Directors of the applicable Quintiles Company, provided that this exclusion shall not apply with respect to any Claim brought by Indemnitee to enforce any provision of this Agreement, whether by claim, cross claim, or counterclaim in a legal proceeding, arbitration or otherwise; or

(e) for which payment has actually been received by or on behalf of Indemnitee under any applicable D&O Insurance.

3. Advancement of Expenses. Prior to the final disposition of any Indemnifiable Claim and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement and without regard to whether a Standard of Conduct Determination (as hereinafter defined) has been made as to such Indemnifiable Claim or part thereof, the Company or Quintiles Transnational, as applicable, will advance to or reimburse Indemnitee for any and all Expenses relating to, arising out of or resulting from such Indemnifiable Claim paid or incurred by Indemnitee; provided, that the Quintiles Companies shall have no obligation to advance Expenses incurred by Indemnitee with respect to any Claim initiated by Indemnitee (other than a Claim brought by Indemnitee to enforce any provision of this Agreement); and provided further, that Indemnitee shall execute and deliver to the applicable Quintiles Company an unsecured undertaking by or on behalf of Indemnitee to repay any amounts paid, advanced or reimbursed by the applicable Quintiles Company hereunder unless it shall ultimately be determined that Indemnitee is entitled to indemnification. Indemnitee shall promptly repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. The Company or Quintiles Transnational, as applicable, shall advance, pay or reimburse Expenses pursuant to this Section 3 within thirty (30) calendar days of its receipt of a written request from Indemnitee accompanied by reasonable documentation evidencing the amount or nature of the Expenses, subject to such Quintiles Company’s prior receipt of a written request pursuant to Section 4 and the undertaking referenced in this Section 3.

4. Procedure for Indemnification. To obtain indemnification or advancement of expenses under this Agreement, Indemnitee shall submit to the applicable Quintiles Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss.

5. Determination That Indemnification Is Proper.

(a) To the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Indemnifiable Claim, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 5(b)) shall be required.

(b) To the extent that the provisions of Section 5(a) are inapplicable to an Indemnifiable Claim or part thereof that shall have been finally disposed of, or if any Indemnifiable Claim is concluded without a final adjudication on the issue of liability, the applicable Quintiles Company shall, subject to the provisions of Sections 2(a)–2(e), nevertheless indemnify Indemnitee for Indemnifiable Losses unless a determination is made that indemnification of Indemnitee is not proper in the circumstances because his or her actions in question were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the applicable Quintiles Company or otherwise failed to satisfy the applicable standard of conduct for indemnification under North Carolina law (a determination of whether or not such actions were so known or believed or otherwise failed to satisfy the foregoing standard shall be a “Standard of Conduct Determination”). The knowledge and/or actions, or failure to act, of any other director, officer, partner, member, trustee, employee or agent of a Quintiles Company or any entity or other enterprise of which Indemnitee, at the request of either Quintiles Company, is or was serving or agreed to serve as a director officer, partner, member, trustee, employee or agent shall not be imputed to the Indemnitee for purposes of determining his or her right to indemnification under this Agreement. Any such Standard of Conduct Determination shall be made in accordance with this paragraph. If a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this sentence, the Standard of Conduct Determination shall be made either (i) by the Board of Directors of the applicable Quintiles Company by majority vote of a quorum consisting of directors not at the time parties to the Indemnifiable Claim; (ii) if a quorum cannot be obtained under subdivision (i), by a majority vote of a committee designated by the Board of Directors of the applicable Quintiles Company (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the Indemnifiable Claim; or (iii) by Independent Counsel selected by the Board of Directors of the applicable Quintiles Company or its committee in the manner prescribed by subdivision (i) or (ii), or if a quorum cannot be obtained under subdivision (i) or a committee cannot be designated under subdivision (ii), by a majority vote of the full Board of Directors (in which selection directors who are parties may participate). If a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to the prior sentence, the Standard of Conduct Determination shall be made by Independent Counsel selected by Indemnitee. Any Standard of Conduct Determination made by Independent Counsel shall be delivered in a written opinion addressed to the applicable Board of Directors, a copy of which shall be provided to Indemnitee.

(c) The applicable Quintiles Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 5(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under this Section 5 to make the Standard of Conduct Determination shall not have made a determination within sixty (60) days after the later of (A) receipt by the applicable Quintiles Company of written notice from Indemnitee advising the applicable Quintiles Company of the final disposition or other conclusion without final adjudication on the issue of liability of the applicable Indemnifiable Claim and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 5(d) to make such determination and (ii) Indemnitee shall have fulfilled his or her obligations set forth in Section 5(e), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct;

provided, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith require such additional time to obtain or evaluate documentation or other information relating thereto.

(d) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 5(b), the party who selected such Independent Counsel shall give notice to the other party advising such party of the identity of the Independent Counsel selected. In either case, the Quintiles Companies or the Indemnitee, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such party of the selection, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel shall have been selected within 30 days after the party who makes the selection sends the initial notice of selection, the party who did not make the selection may petition the courts of the State of North Carolina for resolution of any objection which shall have been made by such party to the other party’s selection and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate. In all events, the Quintiles Companies shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with making a Standard of Conduct Determination pursuant to this Agreement.

(e) Indemnitee shall cooperate with the person or persons making a Standard of Conduct Determination pursuant to Section 5(b), including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and which the person or persons making such determination reasonably request. Provided that the person or persons making such Standard of Conduct Determination determine that Indemnitee is entitled to indemnification hereunder, the applicable Quintiles Company shall further indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(f) The Quintiles Companies and Indemnitee acknowledge that, in certain instances, applicable law or public policy may prohibit, or otherwise limit, the Quintiles Companies’ obligation to indemnify their directors under this Agreement or otherwise.

(g) In the event that (i) a determination is made pursuant to Section 5(b) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3, (iii) payment of indemnification is not made pursuant to Section 5(a) within thirty (30) days after receipt by the applicable Quintiles Company of a written request therefor, or (iv) payment of indemnification pursuant to Section 5(b) is not made within thirty (30) days after a Standard of Conduct Determination in which there is not a determination that indemnification is not proper under the circumstances, the Indemnitee shall be entitled to seek a judicial determination as to his or her entitlement to such indemnification or advancement of Expenses.

6. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the applicable Quintiles Company, in lieu of indemnifying Indemnitee, shall contribute the amount of Indemnifiable Losses incurred by Indemnitee or on his or her behalf, in such proportion as is deemed fair and reasonable in light of all the circumstances of the Indemnifiable Claim, in order to reflect (a) the relative benefits received by such Quintiles Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Indemnifiable Claim; and/or (b) the relative fault of such Quintiles Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The determination of the proportion to be contributed by the applicable Quintiles Company to Indemnitee shall be made in the same manner as a Standard of Conduct Determination pursuant to Section 5 hereof.

7. Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the laws of the State of North Carolina, the Quintiles Companies’ organizational documents, any other agreement, a vote of shareholders or a resolution of the applicable Board of Directors or otherwise.

8. Successful Defense. To the extent that Indemnitee has been successful on the merits or otherwise in defense of an Indemnifiable Claim or in defense of any claim, issue or matter therein, he or she shall be indemnified against any and all Expenses in connection therewith. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

9. Presumptions and Burdens of Proof. Indemnitee shall be entitled, in any Standard of Conduct Determination or judicial proceeding, to a presumption that he or she is entitled to indemnification, advancement of Expenses or both under this Agreement if he or she has provided a written request for indemnification pursuant to Section 4. The applicable Quintiles Company shall bear the burden of proving, by a preponderance of the evidence, that Indemnitee is not entitled to indemnification or advancement. For purposes of this Agreement, the termination of any Indemnifiable Claim by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, is not, of itself, determinative that Indemnitee did not (a)

conduct himself or herself in good faith, (b) reasonably believe (i) in the case of conduct in his or her official capacity with the applicable Quintiles Company, that his or her conduct was in the applicable Quintiles Company’s best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any Indemnifiable Claim that is a criminal Claim, had no reasonable cause to believe that his or her conduct was unlawful.

10. Insurance.

(a) The Quintiles Companies shall obtain and maintain D&O Insurance with reputable insurance companies on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of the D&O Insurance for the directors of the applicable Quintiles Company in effect on the date hereof, except for any changes approved by the Board of Directors of the applicable Quintiles Company prior to a Change in Control, provided that such coverage is available on commercially reasonable terms. Indemnitee shall be covered by such D&O Insurance, in accordance with its terms, to the maximum extent of the coverage available for any director of the applicable Quintiles Company.

(b) Subject to the limitations set forth in Section 12(a) and except as provided in any D&O Insurance maintained by the applicable Quintiles Company, the obligation of a Quintiles Company to indemnify Indemnitee under this Agreement shall be secondary to any applicable D&O Insurance, and all such D&O Insurance shall be primary to such Quintiles Company’s obligations hereunder, subject to any applicable deductible. Except as provided in any D&O Insurance maintained by the applicable Quintiles Company, in no event shall this Agreement provide (by operation or law or otherwise) any insurance company any right to subrogation to Indemnitee’s rights hereunder. Except as provided in any D&O Insurance maintained by the applicable Quintiles Company, in no event shall any insurance company acquire (by subrogation, assignment or otherwise) any right to pursue Indemnitee’s rights hereunder.

(c) Upon request by Indemnitee, the applicable Quintiles Company shall provide Indemnitee copies of any applicable D&O Insurance maintained by such Quintiles Company. The Quintiles Companies shall promptly notify Indemnitee of any material change in such D&O Insurance coverage.

11. Additional Capacities. To the extent that Indemnitee, at the request of either Quintiles Company, is or was serving or has agreed to serve as a director, officer, partner, member, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or as a trustee or administrator under any employee benefit plan of either Quintiles Company or any wholly owned subsidiary thereof, the indemnification provided hereunder will be secondary to any liability insurance and/or indemnification obligations provided by such other entity, and those obligations will be primary to the Quintiles Companies’ obligations hereunder; provided, however, that so long as Indemnitee has taken reasonable steps to exercise his or her rights and remedies against such entity prior to seeking indemnification or advance hereunder, Indemnitee will not be required to exhaust all rights and remedies against such entity prior to enforcing any provision of this Agreement.

12. Duplication of Payments; Subrogation.

(a) A Quintiles Company shall not be liable under this Agreement to make any payment in connection with any Indemnifiable Claim to the extent that Indemnitee has otherwise received payment of the amounts otherwise payable as indemnity hereunder (including, without limitation, pursuant to any D&O Insurance maintained by a Quintiles Company); provided, however, that, as between a Quintiles Company, on the one hand, and any Sponsor Shareholder with whom Indemnitee is or was affiliated and any insurer providing insurance coverage to such Sponsor Shareholder, on the other hand, the applicable Quintiles Company (i) is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any indemnification or advancement obligations of any Sponsor Shareholder with whom Indemnitee is affiliated and the obligations of any insurer of such Sponsor Shareholder to provide insurance coverage with respect to the same Losses and Expenses are secondary), (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of Expenses and other Losses to the extent legally permitted and as required by the terms of this Agreement, its governing documents and any other agreements it may have with Indemnitee, without regard to any rights Indemnitee may have against such Sponsor Shareholder, and (iii) unconditionally and irrevocably waives, relinquishes, releases such Sponsor Shareholder from and agrees not to exercise any rights that it may have with respect to any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof.

(b) Subject to the limitations set forth in Section 12(a), in the event of payment under this Agreement, the Quintiles Companies shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against any other persons or entities. Indemnitee, as a condition of receiving indemnification from the Quintiles Companies, shall execute all documents and do all things that the Quintiles Companies may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Quintiles Companies effectively to enforce any such recovery.

13. Cooperation in Defense and Settlement. Indemnitee shall not make any admission or effect any settlement with respect to any Indemnifiable Claim without the applicable Quintiles Company’s written consent unless Indemnitee shall have determined to undertake his or her own defense in such matter and has waived any rights to indemnification by or advancement from such Quintiles Company (arising under this Agreement or otherwise, except to the extent that indemnification may be required by law). The applicable Quintiles Company shall have the authority to settle any Indemnifiable Claim to which Indemnitee is a party so long as it either (i) obtains Indemnitee’s written consent to such settlement or (ii) such settlement solely involves the payment of money, would not impose (directly or indirectly) any Expense on Indemnitee and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither Indemnitee nor such Quintiles

Company will unreasonably withhold consent to the proposed settlement. Indemnitee acknowledges and agrees that if it is ultimately determined that Indemnitee unreasonably withheld consent, his or her unreasonable failure to so consent shall constitute a waiver of all of his or her rights to indemnification and advancement hereunder. Indemnitee and the applicable Quintiles Company shall cooperate to the extent reasonably possible with each other and with the applicable Quintiles Company’s insurers in attempts to defend and/or settle such proceeding.

14. Assumption of Defense.

(a) Except as otherwise provided in Section 14(b) below, the applicable Quintiles Company, jointly with any other indemnifying party similarly notified, may assume Indemnitee’s defense in any Indemnifiable Claim, with counsel reasonably satisfactory to Indemnitee and the applicable Quintiles Company. After notice from the applicable Quintiles Company to Indemnitee of such Quintiles Company’s election to assume such defense, the Quintiles Companies will not be liable to Indemnitee under this Agreement or otherwise for Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Indemnifiable Claim, but the fees and expenses of such counsel incurred after notice from the applicable Quintiles Company of its assumption of the defense thereof shall be at Indemnitee’s own expense unless:

(i) The employment of counsel by Indemnitee has been authorized by a Quintiles Company; or

(ii) Indemnitee shall have reasonably concluded that (A) counsel employed by a Quintiles Company initially is unacceptable or later becomes unacceptable to Indemnitee and such Quintiles Company has failed to employ reasonably acceptable counsel in a reasonably timely manner; (B) there may be a conflict of interest between Indemnitee and a Quintiles Company (or another party being represented jointly with a Quintiles Company) in the conduct of the defense of such Indemnifiable Claim; or (C) the applicable Quintiles Company shall not have employed counsel to assume the defense of such Indemnifiable Claim within a reasonable time following receipt of a written request.

(b) A Quintiles Company shall not be entitled to assume the defense of Indemnitee with respect to any Indemnifiable Claim as to which Indemnitee shall have made either of the conclusions provided for in Section 14(a)(ii)(A) or Section 14(a)(ii)(B).

(c) In the event that Indemnitee notifies a Quintiles Company that he or she has made any of the conclusions set forth in Section 14(a)(ii), the applicable Quintiles Company shall be required to indemnify Indemnitee against and advance or reimburse to Indemnitee all Expenses incurred (whether incurred by Indemnitee before or after the delivery of such notice) with respect to such Indemnifiable Claim while any of the conditions set forth in Section 14(a)(ii) are present to the fullest extent provided hereunder (including Expenses incurred by Indemnitee with respect to the preparation and delivery of such notice).

(d) If the Quintiles Company disagrees with Indemnitee’s conclusion under Section 14(a)(ii), such Quintiles Company shall, within 30 days after the receipt of notice from Indemnitee, appoint Independent Counsel consistent with the procedures specified in Section 5(b) to resolve the dispute. Provided that Independent Counsel determines that Indemnitee’s conclusion under Section 14(a)(ii) was reasonable, the applicable Quintiles Company shall further indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in so cooperating with such Independent Counsel.

(e) For the avoidance of doubt, regardless of whether a Quintiles Company has assumed or is entitled to assume Indemnitee’s defense, the Quintiles Companies shall be entitled to participate in any Indemnifiable Claim at their own expense.

15. Successors and Binding Agreement:

(a) The Quintiles Companies shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Quintiles Companies, by agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Quintiles Companies would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Quintiles Companies and any successor to the Quintiles Companies, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Quintiles Companies, whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” or “Quintiles Transnational,” as applicable, for purposes of this Agreement).

(b) The indemnification and advancement of Expenses provided by this Agreement shall continue as to a person who has ceased to be a director or officer or who is deceased and shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors of such person.

(c) This Agreement is personal in nature and neither of the parties hereto may, without the written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Quintiles Companies shall have no liability to pay any amount so attempted to be assigned or transferred.

16. Miscellaneous:

(a) Notice of Claim; Notices. Indemnitee agrees promptly to notify the applicable Quintiles Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Claim or matter which may be subject to indemnification or advancement hereunder. Any failure to so notify the applicable Quintiles Company shall not relieve such Quintiles Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices such Quintiles Company. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or sent by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

If to the Company and/or Quintiles Transnational, to:

Quintiles Transnational Holdings Inc./Quintiles Transnational Corp.

4820 Emperor Blvd.

Durham, North Carolina 27703

Facsimile: (919) 941-7345

Attention: General Counsel

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2300 Wells Fargo Capitol Center

Post Office Box 2611

Raleigh, North Carolina 27602-2611

Facsimile: (919) 821-6800

Attention: Gerald F. Roach, Esq.

If to the Indemnitee, to:

Indemnitee

[Address]

with a copy to:

[Counsel name and address]

(b) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of North Carolina, without giving effect to its principles of conflict of laws. The Quintiles Companies and Indemnitee each hereby irrevocably consent that both parties are subject to the jurisdiction of the state courts of the State of North Carolina for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement, and further agree that the sole and exclusive venue for any such dispute shall be the General Court of Justice, Superior Court Division, in Durham County, North Carolina. The parties stipulate and agree that any such dispute shall be designated by agreement of the parties as a “mandatory complex business case” pursuant to N.C.G.S. § 7A-45.4 (as such statute may be amended from time to time) or, in the alternative, as a discretionary “complex business” case under Rule 2.1 of the North Carolina General Rules of Practice for the Superior and District Courts (as such rule may be amended from time to time), and both parties hereby irrevocably waive any objection to such dispute being so designated. In the event the parties are unable to secure designation of the dispute as a complex business case, or if such designation is revoked at any time, the parties agree that they shall request that the dispute be designated as an “exceptional” case pursuant to Rule 2.1 of the North Carolina General Rules of Practice for the Superior and District Courts (as such rule may be amended from time to time) and agree to cooperate in good faith to secure such designation.

(c) Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties hereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

(d) Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of Indemnitee and each Quintiles Company.

(e) Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(f) Entire Agreement. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

(g) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(h) Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (i) “it” or “its” or words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the terms “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” (whether or not so expressed); and (vi) the word “or” is disjunctive but not exclusive. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, and delivered by facsimile or other means of electronic transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

17. Prospective Effect. Notwithstanding anything to the contrary contained anywhere in this Agreement, in no event will this Agreement be deemed to apply to any Claim existing against Indemnitee prior to the date of this Agreement, any Losses incurred by Indemnitee prior to the date of this Agreement or any Losses relating to any Claim existing against Indemnitee prior to the date of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, Indemnitee has executed and each Quintiles Company has caused its duly authorized representative to execute this Agreement effective as of the date first above written.

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:

Name:

Title:

QUINTILES TRANSNATIONAL CORP.

By:

Name:

Title:

[INDEMNITEE]

By:

Name: